 Portions of this Exhibit were omitted and have been filed separately with the
  Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

                                                                    Exhibit 10.3

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                  AGREEMENT FOR SUPPLYING WEB CHANNEL SERVICE

                                 ENTERED INTO BY

                             TELEFONICA EMPRESAS S.A

                                       AND

                            AOL DO BRASIL LTDA - AOL.

-------------------------------------------------------------------------------

                   AGREEMENT FOR SUPPLYING WEB CHANNEL SERVICE

Through this present private instrument, which they have mutually agreed upon:

TELEFONICA EMPRESAS S.A., a limited liability company with its main place of business at Av. Tambore, n degrees 341/371, in the town of Barueri, State of Sao Paulo, enrolled in the National Registry for Legal Entities under n degrees 04.027.547/0001-31, in this act duly represented pursuant to its Bylaws, hereinafter simply called "Telefonica Empresas", and

AOL BRASIL LTDA, with its main place of business in the town of Santo Andre, State of Sao Paulo, at Av. Industrial n degrees 600, 2 degrees andar, enrolled in the National Registry for Legal Entities under n degrees 03.032.579/0001-62, in this act duly represented pursuant to its Articles of Association, hereinafter simply called "AOL";

each one hereinafter simply called a "Party" and jointly, "Parties",

WHEREAS

AOL has as its object, among others, to provide interactive services (the "AOL Services", as defined in this instrument);

AOL Service is made available for consultation and use by its users (the "Subscribers") or, partially, by visiting users anywhere in the planet through connection via the Internet;

AOL has agreements for service providing with the Subscribers, related to AOL Services, including the dialed access services in Brazil;

The Parties, for the effects of this present Agreement, define that all the references to AOL Subscribers within this Agreement will necessarily be a reference to narrowband subscribers (dial-up).

AOL needs to have access to the Internet for the performance of its social activities, which include providing access to AOL Services to its Subscribers and/or to the content made available by AOL to its Subscribers and visiting users (the "AOL Content");

Telefonica Empresas has both the experience and the technical capacity for providing services in the Internet, being duly authorized by ANATEL [National Agency of Telecommunications] to exploit telecommunication services;

Telefonica Empresas features, among its corporate strategic principles, the adoption of business models that favor the access increase and development to the Internet services by the increasing portions of its services users;

AOL wishes to hire a large representative volume of telecommunications services with the Telefonica Empresas, particularly for providing AOL Services to its Subscribers, for a set period of time, thus allowing the optimization of TELEFONICA's network resources;

The expressions written in the present Agreement and/or its Exhibits, in initial capital letters, having been initialed by the Parties, constitute an integrant part of the Agreement (the "Exhibits"), shall have the meaning attributed to them in this Agreement and/or in its Exhibits; and

AOL has with Telecomunicacoes de Sao Paulo S.A ("Telesp"), an agreement for providing access infra-structure to narrowband Internet services, in the modality called "Dial Provider";

In witness whereof, the Parties have agreed to execute the present Agreement for Web Channel Supplying ("Agreement"), which shall be governed by the following terms and conditions:

1. THE OBJECT

1.1. Through the present Agreement, and in the best form of the law, Telefonica Empresas commits to supply AOL with the connection infra-structure of AOL Network to the Internet in Region III of the General Plan of Grants (hereinafter simply called "Web Channel"), which infra-structure comprises a connection between the Telefonica Network and AOL Network, as well as from AOL Network to the Internet, which will be also made available to be used by any visiting users to have access to AOL Content.

1.2. For the effects of the provisions of item 1.1., (a) Telefonica Network will be understood as the IP network managed by Telefonica Empresas itself, so as to provide AOL Subscribers and the visiting users to AOL Content with access to the Internet and (b) AOL Network will be understood as being the servers' network that are processing services and products with AOL Content and their respective data communication equipment.

1.3. The Subscribers mentioned in Clauses 1.1. and 1.2. above are those subscribers who use the Dial Provider service provided by Telecomunicacoes de Sao Paulo SA in Region III of the General Plan of Grants (GPG).

2. DUTIES AND RESPONSIBILITIES OF TELEFONICA EMPRESAS.

When supplying the Web Channel to AOL, pursuant to the terms of this Agreement, Telefonica Empresas' duties and responsibilities are:

2.1. To supply the necessary equipments for the Telefonica Network connection to AOL Network, as set forth in Exhibit 1 (Technical Specifications of Equipment and Services), with strict compliance with the quality and availability criteria and parameters, described in Exhibit 2 (Quality Criteria).

2.2. To dimension the AOL Network interlinking channel with the Telefonica Network in the following way: (a) for the downstream traffic (thus defined the traffic arisen from the Telefonica Network to AOL Network), to make available 3kbps per Dial Provider port hired from Telesp and (b) for the upstream traffic (thus defined the traffic arisen from AOL Network to the Telefonica Network), Telefonica Empresas shall make available the traffic capacity needed.

2.3. To provide technical preventive and corrective assistance and to give support for problem solving or for failures solving in the Telefonica Empresas equipments, which are part of the Web Channel, within the terms and conditions set forth in Exhibit 3.

2.4. To make use, of common concord with AOL, in the supplying of services, object of the present Agreement, the best available technique, performing the equipment updating, aiming at assisting AOL in the most updated and efficient form possible.

2.5. Concerning AOL Network and within the technical limits that might be provided through the performance of the present Agreement, to comply with the current and future specifications that may eventually be set forth by AOL, regarding the needs for equipment configuration, security aspects, access filters, connection between networks and systems, which will be periodically revised and updated, in accordance with the specifications mutually agreed upon by the Parties, which is an integrant part of the present document, as Exhibit 1.

2.6. TELEFONICA commits to keep working and technical assistance teams pursuant to the terms of Exhibit 2.

2.7. Whenever problems occur, which make the Infra-Structure supply unviable, and that result either in suspension and/or unavailability of access to the Telefonica Network, Telefonica Empresas will be responsible for solving such problems within the maximum term set forth in Exhibit 2, so as to guarantee the availability standard.

      2.7.1. Exhibit 3 (ii) contains the description of problems related to quality, low standard of availability or suspension of supply of access Infra-Structure to the Telefonica Network, to which the penalties established in Clause 9.3 are not applicable to Telefonica Empresas.

2.8. The necessary equipment and components for supplying the Web Channel shall be provided by Telefonica Empresas, at its exclusive expenses. Telefonica Empresas shall always acquire from top rate suppliers, which make use of state-of-the-art manufacturing technology, equipment and components that meet the technical features needed, duly certified by ANATEL, in enough amounts to provide for AOL's needs.

      2.8.1. Without adverse effects to the aforementioned, the use of new equipment, systems and/or equipment configuration which imply changes in the AOL Network or in the protocols and/or systems in use at AOL, can only occur with the previous written consent between the Parties.

2.9. Telefonica Empresas also commits to keep in full confidentiality each and all operational procedures described in Exhibit 3 (Flux of Operational Procedures).

2.10. Telefonica Empresas also commits to keep in full confidentiality each and every information about AOL Subscribers and/or visiting users that navigate in the Telefonica Network..

      2.10.1. Additionally, Telefonica Empresas commits to never make use of information (such as: names, commercial and residential addresses; telephone numbers, logins, e-mails, Web pages, used Internet services, etc,) of AOL Subscribers and/or visiting users who navigate through the Web Channel, except for Telefonica Empresas' technical and operational purposes, pursuant to the terms of this Agreement, being the commercial use of such information expressly forbidden.

2.11. Telefonica Empresas shall take the necessary steps (including with the implementation of appropriate security measures) to prevent third parties to have access to any information whatsoever that is in the Telefonica Network, concerning AOL Subscribers and/or visiting users.

2.12. TELEFONICA will group routing information sent to AOL and will control the addition or withdrawal of routing information. TELEFONICA will provide AOL with routing information in the TELEFONICA's commutation points, as required by AOL.

2.13. TELEFONICA agrees to provide network engineering to perform operational and long term planning.

      2.13.1. TELEFONICA will continue to perfect the network project in such a way as to reduce the risks to AOL, improve the strength and improve the cost/performance in the transmission system. AOL will be allowed to establish a last-resource-route in the network.

      2.13.2. TELEFONICA will keep the facilities, equipment and software in use so as to supply the Services in such a way that they can operate in accordance with their specifications (for instance, transmission of support information applicable by TELEFONICA), including (a) keeping the equipment in good operational conditions, (b) assuming the repairs and preventive maintenance of the equipment, including at a minimum level, in accordance with the applicable recommendations of the equipment manufacturer and (c) effecting software maintenance, including at a minimum level, in accordance with the software applicable documentation and TELEFONICA's software recommendations.

      2.13.3. TELEFONICA agrees not to restrain the traffic from and to AOL, unless it is required to do so by AOL or is compelled to do so by a court order or applicable law. Before restraining the traffic, as allowed in this provision, TELEFONICA will send a reasonably previous written notice to AOL, about the date, length, scope and reasons for such restraint.

      2.13.4. TELEFONICA will manage the infra-structure and the interconnection points with other Internet servers and clients to minimize AOL `s traffic loss and delay. Such management will include the creation of new interconnection points, as required.

2.14. TELEFONICA will provide alternative paths in its structure in the meeting points, so as to discard common points of failure in the TELEFONICA's infra-structure.

3. AOL'S DUTIES AND RESPONSIBILITIES

These are AOL's duties and responsibilities:

3.1. AOL shall, within a ten-day-term, prior to the installation, provide all the necessary infra-structure for the protection of the equipment owned by Telefonica Empresas, which are needed to provide the Infra-Structure, in accordance with the standards set forth in Exhibit 4 - Infra-Structure Requirements-, which integrates this Agreement.

3.2. AOL shall keep the equipment received from Telefonica Empresas as if it belonged to it itself, watching over its integrity. In the event of evidenced theft, stealing, loss, misplacement, damage or destruction of the equipment, even if partial, AOL shall refund the respective amounts, in updated values, to Telefonica Empresas.

3.3. As of this instrument execution date, the Parties will perform the full exchange of IP traffic, being therein understood exclusively the national traffic between AOL Network and TELEFONICA Network. To achieve this, the following conditions will be applied to the "national traffic":

      3.3.1. AOL commits not to connect AOL Network to the networks of other companies, with the exception of:

            3.3.1.1. those that provide dial-up access outside the State of Sao Paulo;

            3.3.1.2. those that provide broad band access to AOL, provided that such companies do not supply Internet transit to AOL;

            3.3.1.3. AOL and/or America Online Latin America, Inc. shareholders, as well as the companies directly or indirectly controlled by AOL Time Warner, Inc. in Brazil;

            3.3.1.4. the companies that provide services, in the cases when such connection is implemented to supply or to receive restricted specific content and/or related to any joint promotion, on any account, of AOL's trademark and Services, and provided that such companies do not offer Internet transit to AOL.

            3.3.1.5. the companies to which AOL supplies its own Content (including Content arisen from the companies directly or indirectly controlled by AOL Time Warner, Inc.), provided that such companies do not offer Internet transit to AOL.

      3.3.2. AOL shall inform TELEFONICA about the connections it performs with its network..

      3.3.3. It is understood by "Internet Transit", pursuant to the terms of this Agreement, the communication flux between AOL network's equipment and the equipment of a third party, using the routing protocol TCP/IP, aiming at reaching other networks ( which is not the network of the third party referred to).

4. PRICE AND PAYMENT CONDITIONS

4.1. In return for the services rendered by virtue of the execution of the present Agreement, AOL commits to monthly pay to Telefonica Empresas, the amount established in the Price List contained in Exhibit 5 to this document.

      4.1.1. Not withstanding the provisions of item 4.1 above, AOL will be exempt from the payment of the amounts established in Exhibit 5 in the following hypotheses:

            4.1.1.1. while the agreement for providing access infra-structure to the broad band Internet services in the modality Dial Provider, executed between AOL and Telecomunicacoes de Sao Paulo S.A. is in full force; and

            4.1.1.2. in the event that the Web Channel occupation is equal or lower than what was set forth in Clause 2.2 of the present instrument.

      4.1.2. The Web Channel occupation that exceeds in Mbps, the dimensioning established in Clause 2.2. to this Agreement, will be charged to AOL by Telefonica Empresas, in accordance with Exhibit 5, independently of the provisions of Clause 4.1.1.

            4.1.2.1. So as to verify the traffic that exceeds the established in 2.2., Telefonica will measure such traffic every five (5) minutes. Telefonica will discard the traffic peaks from all those measures, through the exclusion of 5% of the samples which correspond to the measures with the highest traffic values. Out of the rest of the samples (rest of 95%), Telefonica will consider the highest measure as being the value to be used for the charge.

4.2. All the tributes, taxes, contributions, including para-fiscal ones, and the other charges levied on the present date onto the services, object of the present Agreement, are included in the prices of Exhibit 5. In the assumption that, subsequently to the execution date of the present Agreement, new tributes are created or that those, either directly or indirectly levied on the services, are increased, the respective increase shall reflect onto the prices.

4.3. The prices set forth in Exhibit 5, will be automatically re-adjusted at each twelve-month period, by the IGP-DI [General Price Index- Internal Availability]variation, as of the execution date of the present Agreement.

Besides the afore-detailed amounts, each Party shall bear its respective costs concerning its equipment and the other necessary means to allow the infra-structure supply, on the part of

Telefonica Empresas, and the infra-structure fruition on the part of AOL, and will provide the necessary investments for complying with the duties which were, either set forth or arisen from this Agreement.

5. BETTER CONDITIONS

5.1. Neither Telefonica Empresas, nor its Affiliates will offer or provide to any client, services comparable to the services herein offered with (i) geographic coverage; (ii) contractual term; (iii) traffic volume in the Web Channel, equal or lower than that hired by AOL ("Comparable Services") (a) for prices (net amounts of taxes) which are lower than those charged from AOL, or
(b) in accordance with any terms and conditions which are more favorable to such client than AOL's terms and conditions (each one of (a) or (b) are the "More Favorable Terms"). If Telefonica Empresas or any of its Affiliates offers or provides Comparable Services in More Favorable Terms, to any client, Telefonica Empresas shall offer AOL such services, under the terms and conditions applicable to such client. If Telefonica Empresas or its Affiliates offers or provides services to a client which do not constitute Comparable Services, (such Services are the "Non-Comparable Services") then, within thirty (30) days subsequently to that service offer or providing, Telefonica Empresas will offer AOL such services at the available prices and under the terms and conditions applicable to that client. If an applicable law or regulation changes in such a way that this clause requires that Telefonica Empresas performs in a way which is not allowed, pursuant to this new law or regulation, then this clause shall be considered re-written so as to reflect, the closest possible, the original intention of the Parties. Under AOL's request (requirements which shall not be made more than once per quarter year) the Financial Administrative Vice-President of Telefonica Empresas shall state, in writing, whether Telefonica Empresas has complied with the duties set forth in this Clause. If, concerning the Non-Comparable Services, AOL's service requests need changes in its terms and conditions, then, the Parties shall work in good faith to adjust such terms and conditions towards a mutual deal that complies with such requests.

5.2. In case Telefonica Empresas violates one of the duties described in the above provision, the prices, pursuant to this Agreement, must be immediately adjusted so as to be either equal or lower than the corresponding prices offered to other clients and, regarding the payments made by AOL, as set forth by this Agreement, as of the date when TELEFONICA started the offer for that client, and the resulting adjustment can be refunded by TELEFONICA, at AOL's discretion, as credit for future payments or under the form of a single payment within a period of time that does not exceed thirty (30) days as of AOL's notification of such violation.

5.3. In the event of material changes in the Market Price, AOL, every six months counted as of the execution of this instrument, will send mail to Telefonica Empresas, requesting price adjustment of the Services, so that the latter can reflect the amount charged for Comparable Services in the market.

      5.3.1. It is understood by "Market Price", the comparative net price offered by another company that renders Comparable Services, as defined in item 5.1 above, in at least one locality of one of the five geographic regions of the Federative Republic of Brazil, and with a contractual term and IP traffic volume to be supplied, which are, at least, equal to those offered to AOL, pursuant to this Agreement.

            5.3.1.1. The Market Price defined in item 5.3.1 above, cannot be considered as a valid price for the purposes of this provision, in case it is:

            (i) a price which is lower than that effectively incurred for providing such Comparable Services;

            (ii) offered by a company with evident deficit spending and that such price is lower than the price of cost of that same company; or

            (iii) predatory prices, with the intention of damaging or defrauding
                  TELEFONICA's participation in the market, and which are below the actual costs incurred by the company that renders those Comparable Prices.

      5.3.2. TELEFONICA shall be entitled to revise and confirm the validity of the proposed Market Price, within a thirty-day term, counted as of the receipt of the mail sent by AOL, pursuant to the terms of 3.1. above.

      5.3.3. Subsequently to the acknowledgement of AOL's mail, and provided that it is of common concord between the Parties, a specific instrument of addendum to the present Agreement can be executed to adjust the Price List contained in Exhibit F of the present instrument to the new values.

      5.3.4. In case Telefonica does not validate the market prices suggested by AOL, the values contained in the Price List of Exhibit 5 to this instrument will remain in force.

6. EFFECTIVE DATE

6.1. The present Agreement shall be in force on the date of its execution and will be valid until [**].

7. TERMINATION

7.1. AOL will be allowed to legally terminate the present Agreement, with no encumbrances, independently of any proceedings or judicial or extrajudicial notification, through a simple written notification to Telefonica Empresas, in case Telefonica Empresas:

      (i) subcontracts third parties or transfers to third parties, in the whole or in part, its rights and duties arisen from this Agreement, without AOL's previous written authorization;

      (ii) fails to comply with any obligation set forth in this Agreement and this fault is not remedied within a thirty-day term subsequently to AOL's notification; and

      (iii) files for "concordata" [debt rehabilitation proceedings]or has its bankruptcy, liquidation or dissolution ruled, confessed or required.

7.2. Telefonica Empresas will be allowed to legally terminate the present Agreement, with no encumbrances, independently of any proceedings or judicial or extrajudicial notification, through a simple written notification to AOL, in case AOL:

      (iv) transfers to third parties, in the whole or in part, its rights and duties arisen from this Agreement, without Telefonica Empresas' previous written authorization;

      (v) fails to comply with any obligation set forth in this Agreement and this fault is not remedied within a sixty-day term subsequently to Telefonica Empresas' notification; and

      (vi) files for "concordata" or has its bankruptcy, liquidation or dissolution ruled, confessed or required.

7.3. Pre-termination of the present Agreement, by AOL, or by Telefonica Empresas, in any circumstances, including those established in Clauses 7.1 and
7.2 above, shall subject the Party that has given reason for the Agreement termination, to the payment of compensatory fine to the other Party, within a thirty-day term, counted as of the termination date, equivalent to [**]
([**]%) of the total remaining value of the present Agreement, calculated on the grounds of the Price List contained in Exhibit 5. For the purposes of calculation of such fine, the following formula shall be applied:

F = 0.325 x V x NP x MV, where:

F = fine to be paid by the Party that has terminated the Agreement;

V = Value = Price list per Mbps contained in Exhibit 5;

NP = number on Mbps made available to AOL in the month previous to the termination month;

MV = number of months still missing until [**].

7.4. In any event of pre-termination ( with cause , in accordance with Clause 7.2, or without cause, in accordance with Clause 7.3) claimed by Telefonica Empresas, the latter shall keep supplying the Web Channel service to AOL, hired pursuant to the terms of this Agreement, under the same conditions herein agreed upon, for a (90) ninety-day term, as of that termination date, with no loss to the obligation of payment of fine, if it is the case, in accordance with Clause 7.3.

7.5. In the event of expiration or termination of this Agreement, AOL and Telefonica Empresas commit to immediately stop the use and to return to the Owner Party the possible Confidential Information (as defined below) related to this Agreement, as well as any codes, accesses or addresses supplied by both Parties.

8. CONFIDENTIALITY AND INTELLECTUAL PROPERTY

8.1. Each Party shall adopt protection measures for the information related to its services and transactions, subject matter of the present Agreement, which shall be as strict or even stricter than those adopted by the other Party, to prevent such Confidential Information from being anyhow violated, disclosed, revealed, published, sold, assigned, rent, leased or transferred in any way by the Party at issue, its directors, employees, representatives or any third parties.

      8.1.1. The expression "Confidential Information" shall mean all the subject matters related to the Parties, their business and operations revealed or made available by the Revealing Party to the Receiving Party for the purposes of hiring the services, object of the present Agreement, including, but not limited to: economic commercial merchandizing legal contractual data, know-how, clients' and users' information, financial and accounting statements, data on employees and administrators, management, strategic planning, adopted policies, technical information and all the copies and derivates, whatever the transmission form.

      8.1.2. For the purposes of this Agreement, it will not be considered as Confidential Information: (a) the information that is made available to the public in general through a means that does not result in its disclosure by the Receiving Party or its representatives, its parent company, controlled companies or companies that, either directly or indirectly, are subject to the same control to which such Receiving Party is subject to; (b) the information, the disclosure of which, is demanded by a governmental authority or competent court order, under the penalty of incompliance being featured or another penalty, being assured that, in such hypotheses, the material to be disclosed will be the minimum required and shall be object of all the applicable governmental or judicial protection, being that the Receiving Party that is compelled to disclose such information, must notify the respective Revealing Party, previously to the disclosure, or (c) the information, the disclosure of which has been previously authorized, in writing, by the respective Revealing Party.

8.2. All the information contained in the present Agreement and any other revealed by one Party to the other, cannot be revealed by the Receiving Party of the information, during the validity of the present Agreement and during a (3) three-year term subsequent to its expiration or termination, under the penalty of such Party being civilly and legally liable for such acts, being such obligation extensive to each Party's employees, attorneys-in-fact, representatives and administrators, among others.

      8.2.1. For the purposes of the present Agreement, the expression "Revealing Party" shall mean: (a) Telefonica Empresas, whenever Telefonica Empresas reveals Confidential Information to AOL; (b) AOL, whenever AOL reveals Confidential Information to Telefonica Empresas. Likewise, the expression "receiving Party" shall mean: (c) Telefonica Empresas, whenever Telefonica Empresas receives Confidential Information from AOL; and (d) AOL whenever AOL receives Confidential Information from Telefonica Empresas.

8.3. The Receiving Party of Confidential Information commits:

      8.3.1. To keep secret and make its employees and representatives keep secret the Confidential Information of the Revealing Party and/or of its respective suppliers and their users, that they may eventually get to know.

      8.3.2. To permanently respect and make respect the copyrights, trademarks and patents, business and industrial secrets and other intellectual property rights of the Revealing Party and/or of their suppliers and their respective users and inform each one of them about any violation it may eventually get to know.

      8.3.3. Not to use, except with the prior express written consent of its respective owner, any name, trademark, logotype or symbol of the Revealing Party's ownership and/or of its suppliers, nor make any statement or reference that shows the existence of any contractual or relation or commercial bond with them, without having such reference or statement been previously agreed upon, in writing, by the Revealing Party and/or its suppliers and their respective users, as the case may be.

8.4. If any of the Parties is eventually legally compelled to reveal Confidential Information of the other Party and/or information about this Agreement, by operation of the law, by ANATEL imposition or court decision, the Party which has been required to reveal the aforementioned information, shall promptly send to the other Party a written notification.

8.5. Violation to the duties established in this Clause 8 or incompliance with the confidentiality duties set forth in this instrument, shall subject the infracting party to compensate all the losses incurred by the party damaged by such violation, being this duty to indemnify exclusively limited to the direct damages, duly evidenced, that such damaged party will eventually undergo by virtue of the incompliance with the confidentiality duties herein agreed upon.

8.6. Notwithstanding the provisions about the confidentiality set forth in this Clause Eighth, AOL is allowed , without violating such confidentiality duties, to supply information about the Agreement, at any time, to the "United States Securities and Exchange Commission" -

SEC, in case it is requested to do so by it. AOL straightforwardly commits to plead, within the greatest comprehensiveness it believes necessary and in complete concord with the previous supply of information, at the time of the information due to SEC, that Sec keeps the secrecy, pursuant to the terms of this Agreement.

9. INDEMNIFICATIONS

9.1. Each Party agrees to indemnify and exempt the other Party concerning losses and damages, for the damages incurred by the other Party arisen from any third party's claims on the grounds of (a) violation by one Party of any duty, statement or warranty set forth in the present Agreement or (b) damages caused by willful misconduct or fault on the part of its employees and/or contracted parties, damages which will have to be verified through legal proceedings. This clause shall apply only to those cases to which there are no specific defined penalty in this Agreement and in its Exhibits.

9.2. AOL agrees to indemnify, defend and exempt Telefonica Empresas, regarding loss stemming from any third party's claims for violation of intellectual property rights by virtue of any material developed by AOL, supplied to Telefonica Empresas for providing services, subject matter of this Agreement. Furthermore, Telefonica Empresas agrees to indemnify, defend and exempt AOL regarding loss stemming from any third party's claims for violation of intellectual property rights by virtue of services, subject matter of this Agreement, by virtue of any materials or services used for providing such services or of any other developed materials.

9.3. Concerning the default of the provisions related to services availability, in accordance with Exhibit 2, Telefonica Empresas will be solely exclusively liable for granting the discounts established in the present instrument, no other additional values being owed to AOL, on any other account.

      9.3.1. Such discounts will be proportionally granted related to each hour (or hour fraction) during which the service interruptions have occurred, in accordance with the following formula:

      D = 1*N*AS/1440,

      Where:

      D = amount of the discount;

      N = number of 30-minute interruptions. After the first 30-minute-period of interruption, the last fraction of the interruption period will be considered a 30-minute-period of interruption.

      A S = amount to be paid for the service

      9.3.2. Notwithstanding what has been herein detailed, such limitations shall not apply to damages caused by one Party's infractions to any duty related to confidentiality, as established in this Agreement.

9.4. The duty of any of the Parties to indemnify the other Party, in accordance with the terms of this Agreement, is limited to the maximum amount of R$ 1,000,000.00 (one million reais).

10. MISCELLANEOUS

10.1. This Agreement cannot be assigned or transferred, not even partially, by any of the Parties, without the previous written consent of the other Party.

10.2. The Clauses of this Agreement, as well as its Exhibits that, due to their nature, a perennial feature, particularly those related to intellectual property rights and confidentiality, shall survive this Agreement's expiration or termination.

10.3. Each Party will appoint a representative that will be authorized to represent it in all the subjects related to this Agreement. If one of the Parties replaces such representative it shall immediately advise the other Party of such a fact, in writing.

10.4. In the assumption that any clause, term or provision of this Agreement is declared invalid, illegal or unaccomplishable, the other provisions` validity, legality or accomplishment will not be, in any way, affected or damaged.

10.5. Any omission or tolerance by any of the Parties in demanding from the other the strict fulfillment of the obligations herein agreed upon or in performing any duty arisen from this Agreement, will not constitute their renewal or waiver, nor will this affect the Party's right to perform it at any time. The isolate partial performance of any right, appeal, power or privilege stemming from this Agreement, will not hinder any other subsequent performance of them, nor the performance of any other right, appeal, power or privilege.

10.6. The Exhibits mentioned and listed below, initialed by the Parties, are integrant parts of this Agreement for all legal purposes.

10.7. The notives and notifications stemming from the present Agreement will be made by mail, copied and docketed, addressed to the addresses contained in the qualification of the Parties or to other addresses, as previously informed by them. Depending on the Parties' convenience, notifications and communications arisen from the present Agreement may be made via fac-simile, being, in such a case, considered as validly received when and if correctly sent.

      10.7.1. The communications and notifications will be addressed to the addresses indicated in the introduction and to the fax numbers of the Parties' representatives, indicated below:

IF TO TELEFONICA EMPRESAS:

A/c Gerencia Comercial

Av. Brigadeiro Faria Lima, 1.188 - 9 andar - SP/SP
Fax: (11) 3038-7680

With a copy to:
A/c Diretor Juridico
Av. Brigadeiro Faria Lima, 1.188 - 13 andar - SP/SP
Fax: (11) 3038-7840

IF TO AOL:

A/c Diretor Juridico
Av. Marginal do Rio Pinheiros, 5200 - Ed. Philadelphia - 2 degrees. andar - CEP 05693-000 - Sao Paulo - SP - Brazil
Fax: +55 (11) 3759 7401

With a copy to:
A/c Diretor de Operacoes Av. Marginal do Rio Pinheiros, 5200 - Ed. Philadelphia
- 2 degrees. andar - CEP 05693-000 - Sao Paulo - SP - Brazil
Fax: +55 (11) 4993-5999

10.8. Each and every change, alteration or amendment to the present Agreement will only be valid if performed through written instrument, signed by all the Parties.

10.9. In the event of any conflict between the present Agreement and any of its Exhibits, the provisions of this Agreement shall always fully prevail,

      10.9.1. The Parties agree that the present instrument shall be governed by the legal provisions in force at the time of its execution, including the Brazilian Civil Code, except for a court decision to the contrary.

10.10. The present Agreement is irrevocably irreversibly executed, binding the Parties and their respective successors, on any account. For the purposes of the present Agreement, the company that results from the merger, purchase or incorporation of any of the Parties, independently of its having the same corporate denomination and/or register of the originally contracting Parties, will be considered its successor.

10.11. The Parties may agree about the application of the conditions agreed upon in this instrument to other AOL colligate companies.

10.12. The Parties elect the central court of the County of the City of Sao Paulo to settle any conflicts that may arise from this Agreement, with the exclusion of any other, privileged as it may be.

In witness whereof, the Parties execute this Agreement in four counterparts of equal form and content, in the presence of the undersigned witnesses.

                                                    Sao Paulo, August 25, 2003.

/s/ Nelson Patricio dos Reis                /s/ Fausto Luiz Martins Piers Junior
____________________________                ____________________________________
TELEFONICA EMPRESAS S.A.

/s/ Milton da Camargo Rocha
____________________________                ____________________________________
America OnLine

WITNESSES:

1. /s/ Gisele Braz                           2.
  ___________________________                   ________________________________
Name: Gisele G. Brito S. Braz                Name:

EXHIBIT 1- TECHNICAL SPECIFICATIONS OF EQUIPMENT AND SERVICES

1. ROUTERS AND SWITCHES

These equipments must be supplied by top rate suppliers and meet the specific configuration needs of each locality (POP). They must be flexible so as to accept including, but not limited to, QoS,CoS and filters.

2. INTERCONNECTION OF TELEFONICA NETWORK AND AOL NETWORK

Telefonica Empresas commits to provide data circuits between the Telefonica Network and the AOL Network where all the traffic from/to AOL content will necessarily go through, traffic which is required by AOL's users and by AOL's narrowband Subscribers, connected to the Telefonica Network or AOL's visiting users served by Telefonica.

3. DEVICES OF TRAFFIC CACHING

AOL and Telefonica will be able to analyze caching solutions which aim at improving the reply times to AOL content, decrease the traffic of the Telefonica Network internal links, provided that the correct accessibility to AOL content is guaranteed and the information about the traffic of AOL's users, subscribers and visiting users is maintained.

4.MONITORING OF TELEFONICA NETWORK SERVICES

Telefonica shall make devices available to AOL, which will allow the monitoring of data circuits occupation (in absolute and percental terms), in real and historic time.

EXHIBIT 2- QUALITY CRITERIA

WEB CHANNEL SERVICE QUALITY LEVEL (SLA )

Telefonica Web Channel shall:

      - have minimum availability of 99.8% ; it will be allowed to have an interruption maximum which totalizes 8 hours per year, a 1-hour-maximum interruption per month and one isolate interruption that cannot exceed the limit of 30 minutes; preventive maintenances will not be counted as interruptions.

      - have a maximum occupation of 70% of the installed capacity. Whenever the 70% occupation figure is reached, Telefonica Empresas shall provide expansion of the installed capacity.

Preventive Maintenance

      - Preventive maintenance schedule will be on Tuesdays and Thursdays, provide that such days do not coincide with holydays - from 4:00 am to 6:00 am.

      - Telefonica will advise AOL with at least two (2) working days in advance, informing which localities or elements of the Telefonica Network will be affected (including the Telefonica Web Channel). Exceptions to what has been established above shall be previously agreed upon between the Parties, case by case.

EXHIBIT 3- FLUX OF OPERATIONAL PROCEDURES

This document sets forth the ranking for failures in the Telefonica Network services.

The Flux of Operational Procedures will be described in detail, subsequently to the agreement execution, conciliating the operational fluxes of the attendance, operation and maintenance teams both of Telefonica Empresas and AOL's.

Among the aspects to be approached by the Operational Procedures detailed description are:

      1. Methodology and procedures for occurrences (problems) opening, follow-up and closing;

      2.    Follow-up of the Service Quality Level (SLA)

      3.    Diagram of the Operational Flux;

      4. Contacts for occurrences ranking (see chart below to be filled out and periodically used in common concord by the Companies).

Scheduling Times and Persons in Charge

Level        Opening Time                      Name / Position
-----        ------------          ---------------------------------------------
                                   Services operation of the  Telefonica Network
Critical     Immediate             Coordinator/Manager/Superintendent/Director
                                   0800-XXXXXX

               > 2 hs              Telefonica Network's Services Manager
High
               > 3 hs              Superintendent/Director

               > 4 hs              Telefonica Network's Services Manager

Medium
               > 5 hs              Superintendent/Director

               > 6 hs              Telefonica Network's Services Manager
Low
               > 7 hs              Superintendent/Director

1. Access via Web

Telefonica Empresas' reports will be available in a URL with username and password, as detailed below:

URL: https;//www.telefonicaempresas.net.br/endereco-dos-relatorios

Username: login name

Password: login password

EXHIBIT 4- INFRA-STRUCTURE REQUISITES

1. Aiming at this Agreement execution and with no loss of the duties assumed in the other clauses, TELEFONICA EMPRESAS shall be responsible for:

      1.1. Allocate measurement tools for equipment maintenance.

      1.2. Allocate workforce for installation, for testing the transmission equipment and the network infra-structure.

2. Aiming at this Agreement execution and with no loss of the duties assumed in the other clauses, the CONTRACTING PARTY shall be responsible for:

      2.1. Make arrangements in the installation places (CONTRACTING PARTY'S facilities):

      (FOR ACCESSES THROUGH METALLIC PAIRS- MODEMS)

      a) illumination in accordance with the existing technical standards;

      b) 110/220 VAC plugs;

      c) easy safe access, in accordance with the security rules in force;

      (FOR ACCESSES THROUGH OPTICAL FIBER - ELO)

      - To allocate room for the transmission equipment installation in its facilities, as well as to make arrangements for the environment illumination and for the energy system of continuous current (C.C.), which can meet at least the following demands:

      a) energy needed for the transmission equipment:

      - Feeding: - 48 VCC +/-25%;

      - Estimated maximum consume: 2A/system of 2Mbps (the final consume will be bound to the CONTRACTING PARTY'S demand).

      Obs.: The CONTRACTING PARTY shall make arrangements for having a system of rectifiers and their respective battery banks, which can have the features above mentioned, depending on the autonomy that it defines as a requirement.

      b) Air conditioning for the equipment room:

      -     Temperature, at average level of (24 degrees +/- 2 degrees) C;

      -     Relative Humidity: lower than (50% +/-5%);

      - Climatic Gradient: lower than 20 degrees C/ hour, with relative humidity lower than 90%.

      c) Equipment room:

      - The equipment room must be at least 3,5 m high, being the ducts of the existing or to-be-ordered air conditioning already deduced;

      -     The minimum installation area for up to 10 systems must be 12 m2
            (3x4), being each frame's measurement the following: 120mm width, 225 mm depth and 2200mm height and availability of:

      - Power plant with 10A switches and at least two (2) 110/220 VCA plugs for testing tools;

      -     Ground point with a maximum of 5 ohms of ohmic resistance;

      - Conduits on the ground and conveyors for running the equipment interconnection cables;

      - In case it is necessary, a duct or sub-duct net must be either allocated or built in the CONTRATING PARTY'S facilities, in accordance with the actual technical rules, for the installation of the optical fiber cable.

      (FOR ACCESSES THROUGH DIGITAL RADIO)

      To allocate the necessary area and or infra-structure for the installation of Digital Radio Equipment (Aerial/Radio) in its facilities, as well as to implant/make arrangements, in the Aerial/Radio spot, for the items that shall comply with at least the following requirements:

      a) Franklyn type lightning arrester, with protection cone over the equipment, which shall not be over 30 degrees;

      b) Illumination;

      c) Feeding = - 48VCC + or - 25%;

      d) Estimate consume = 2 systems 2 Mbps;

      e) 110/220 VAC plugs;

      f) Easy safe access, in accordance with the security rules in force.

      (FOR ACCESSES THROUGH OPTICAL FIBER - OPTICAL MODEM)

      - To allocate room for the transmission equipment installation in its facilities, as well as to make arrangements for the environment illumination and for the energy system of continuous current (C.C.), which can meet at least the following demands:

      a) Energy needed for the transmission equipment:

      -     Feeding: - 48 VCC +/-25%;

      - Estimate maximum consume: for 16 x 2 Mbps modem, it is 3A, or for 4x2 Mbps modem, it is 2A.

      b) Air conditioning for the equipment room:

      -     Temperature, at average level of (24 degrees +/- 2 degrees) C;

      -     Relative Humidity: lower than (50% +/-5%);

      - Climatic Gradient: lower than 20 degrees C/ hour, with relative humidity lower than 90%.

      d) Equipment room:

      - Minimum height is not compulsory, since it shall be installed at 1,40m off the ground ( in case a rack is used).

      - A minimum installation area of at least 16 systems of 2 Mbps is equivalent to 1,5m x 1,00m, being that 1,00m corresponds to the free space in wall for the allocation of the optical modem and of the BEO/DIO (Frame of Optical Alteration/ Optical Intermediate Distributor).

      - Power plant with 10A switches and at least two (2) 110/220 VCA plugs for testing tools;

      -     Ground point with at least 5 ohms of ohmic resistance.

      e) In case it is necessary, a duct or sub-duct net must be either allocated or built in the CONTRACTING PARTY'S facilities, in accordance with the technical rules in force for the installation of optical fiber cables.

      EXHIBIT 5- PRICE LIST

1. Amounts in net reais per Mbps (without ICMS [Value-Added Tax on Sales an Services], with PIS [Employees' Profit Participation Plan] and COFINS [Tax for Social Security Financing] ) for national Internet transit.

                            AMOUNT PER
     MBPS BAND                MBPS
------------------         -----------
 1 Mbps to 10 Mbps         R$ [**]
11 Mbps to 25 Mbps         R$ [**]
26 Mbps to 40 Mbps         R$ [**]
      >41Mbps              R$ [**]